EXHIBIT 99.5

CHRONIMED INC.

CASHFLOWS STATEMENTS
 (IN THOUSANDS)

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
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                                                                   Nine months ended                 Year ended
                                                               ------------------------   ----------------------------------
                                                                March 31,     April 2,     July 2,      July 3,     June 27,
                                                                   2000         1999        1999         1998          1997
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OPERATING ACTIVITIES                                                (Unaudited)
Net income                                                       $     3      $ 4,415      $ 4,127      $ 7,151      $ 7,044
Less income from discontinued operations                           1,718        3,119        3,459        5,671        5,022
                                                                 -------      -------      -------      -------      -------
  Income (loss) from continuing operations                        (1,715)       1,296          668        1,480        2,022
Adjustments to reconcile net income to net
  cash (used in) provided by operating activities
     Depreciation and amortization                                 3,229        2,831        3,838        2,349        1,775
     Write off of Clinical Partners contract management line      l5,500           --           --           --           --
      Income tax benefit of stock option plans                        --           --          256          152        1,920
     Deferred income taxes                                            --           --         (825)         183          287
     Gain on sale of OMI rights                                       --           --           --           --       (1,700)
     Changes in operating assets and liabilities
        Accounts receivable                                      (11,117)     (10,502)     (14,070)      (1,637)      (1,838)
        Inventory                                                 (2,397)       1,011          411       (1,428)      (1,481)
        Accounts payable                                          (1,340)         642        4,019       (2,568)        (336)
        Accrued expenses                                          (1,297)       2,825       (1,076)       3,770        1,091
        Income taxes                                                  --           --        1,197       (2,055)        (816)
        Other assets                                                 656         (382)        (554)         564          243
                                                                 -------      -------      -------      -------      -------
Net cash (used in) provided by operating activities               (8,481)      (2,279)      (6,136)         810        1,167

INVESTING ACTIVITIES
Acquisitions, net of cash acquired                                    --           --       (1,444)      (5,893)      (9,234)
Proceeds from sale of OMI rights                                      --           --        1,317          133          250
Purchases of property and equipment                               (1,002)      (2,824)      (1,848)      (3,329)      (2,841)
Purchases of available-for-sale securities                            --           --           --      (15,377)      (9,085)
Sales and maturities of available-for-sale securities                 --        6,536        6,536       19,117       20,682
                                                                 -------      -------      -------      -------      -------
Net cash (used in) provided by investing activities               (1,002)       3,712        4,561       (5,349)        (228)

FINANCING ACTIVITIES
Repurchase of Common Stock                                            --       (1,841)      (1,841)          --      (14,452)
Net proceeds from issuance of Common Stock                           264        1,256        1,439          822        1,279
Net proceeds from borrowing                                        4,200           --           --           --           --
                                                                 -------      -------      -------      -------      -------
Net cash (used in) provided by financing activities                4,464         (585)        (402)         822      (13,173)

CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS                    2,240        2,659        4,262         (294)       5,838

Cash and cash equivalents (decrease) increase                     (2,779)       3,507        2,285       (4,011)      (6,396)
Cash and cash equivalents at beginning of year                     3,312        1,027        1,027        5,038       11,434
                                                                 -------      -------      -------      -------      -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                         $   533      $ 4,534      $ 3,312      $ 1,027      $ 5,038
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